UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

Foundation Healthcare, Inc.

(Exact name of registrant as specified in charter)

Oklahoma	001-34171	20-0180812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 N. Portland Avenue, Suite 200

Oklahoma City, Oklahoma 73134

(Address of Principal Executive Offices) (Zip Code)

(405) 608-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 31, 2015, we closed the Acquisition comprising substantially all of the hospital assets and hospital operating entity of University General Hospital, consisting of a sixty-nine bed acute care hospital located in the Medical City area of Houston, Texas (“UGH”). The purchase price of the UGH Hospital was $33 million. The Hospital will be operated as Foundation Surgical Hospital of Houston. A copy of the press release announcing the completion of the UGH transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

Effective December 31, 2015, we entered into a Credit Agreement (the “TCB Credit Facility”) with Texas Capital Bank, National Association (“TCB”). The TCB Credit Facility replaces the Bank SNB Credit Facility and consolidates all of our and our subsidiaries’ debt in the principal amount of $28.4 million, which we refer to as the Term Loan, and provides for an additional revolving loan in the amount of $12.5 million, which we refer to as the Revolving Loan. We have also entered into a number of ancillary agreements in connection with the TCB Credit Facility, including deposit account control agreements, subsidiary guarantees, security agreements and promissory notes.

Maturity Dates.    The Term Loan matures on December 30, 2018 and the Revolving Loan matures on December 30, 2020.

Interest Rates.    Borrowings under the TCB Credit Facility are made, at our option, as either Base Rate loans or LIBOR loans. “Base Rate” for any day is the highest of (i) the Prime Rate, (ii) the Federal Funds Rate plus one half of one percent (0.5%), and (iii) Adjusted LIBOR plus one percent (1.00%). LIBOR loans are based on either the one month, two month or three month LIBOR rate at our option. The interest rate is either a Base Rate or LIBOR plus the Applicable Margins based on our Senior Debt to EBITDA Ratio, as defined. The Applicable Margins are as follows:

Pricing Level	Senior Debt to EBITDA Ratio	Base Rate Portion	LIBOR Portion and Letter of Credit Fee	Commitment Fee
1	< 2.00:1	2.75%	3.75%	0.375%
2	≥ 2.00:1 but < 2.50:1	3.00%	4.00%	0.375%
3	≥ 2.50:1	3.25%	4.25%	0.375%

The Applicable Margin in effect will be adjusted within 45 days following the end of each quarter based on our Senior Debt to EBITDA ratio. The Senior Debt to EBITDA Ratio is calculated by dividing all of our senior indebtedness (excluding capital lease obligations for the Houston Hospital), that is by our EBITDA for the preceding four fiscal quarters. EBITDA is defined in the TCB Credit Facility as our net income plus (b) the sum of the following: interest expense; income taxes; depreciation; amortization; extraordinary losses determined in accordance with GAAP; cash and noncash stock compensation expense; and other non-recurring expenses reducing such net income which do not represent a cash item in such period or any future period, minus (c) the sum of the following: income tax credits; extraordinary gains determined in accordance with GAAP; and all non-recurring, non-cash items increasing net income.

Interest and Principal Payments.    We are required to make quarterly payments of principal and interest on the Term Loan. The first four quarterly payments on the Term Loan will be $1,013,393, on the first day of each April, July, October, and January during the term hereof, commencing April 1, 2016. We are required to make quarterly payments on the Revolving Loan equal to the accrued and unpaid interest. All unpaid principal and interest on the Term Loan and Revolving Loan must be paid on the respective maturity dates of each Loan.

Borrowing Base.    Our ability to borrow money under the Revolving Loan is limited to our Borrowing Base. Our Borrowing Base is equal to the sum of (i) 80% of the eligible account of our San Antonio Hospital multiplied by our ownership of the San Antonio Hospital, not to exceed the outstanding principal balance of the intercompany note payable by the San Antonio Hospital to us, (ii) 80% of the eligible account of our El Paso Hospital multiplied by our ownership of the El Paso Hospital, not to exceed the outstanding principal balance of the intercompany note payable by the El Paso Hospital to us, and (iii) 80% of the eligible account of our Houston Hospital multiplied by our ownership of the Houston Hospital, not to exceed the outstanding principal balance of the intercompany note payable by the Houston Hospital to us.

Increase in Revolving Loan.    Provided, that we are not in default, we may request one or more increases in the maximum amount of the Revolving Loan not to exceed $10 million; provided any request for an increase must be at least $5 million.

Mandatory Prepayments.    We must make mandatory prepayments of the Term Loans in the following situations, among others:

•	We must apply 100% of the net proceeds from our sale of worn out and obsolete equipment not necessary or useful for the conduct of our business;

•	Commencing with the fiscal year ending December 31, 2016, we must apply 50% of our Excess Cash Flow for such fiscal year to the installment payments due on our Term Loan;

•	We must apply 50% of the net cash proceeds from the issuance of equity interests to the installment payments due on our Term Loan; provided that no prepayment need to be made for the year ended December 31, 2016 once we have made mandatory prepayments in excess of $10,000,000;

•	We must apply 100% of the net cash proceeds from the issuance of debt (other than certain permitted debt) to the prepayment of the Term Loan;

•	We must prepay 100% of the net cash proceeds paid to us other than in the ordinary course of business; and

•	We must prepay 100% of the net cash proceeds we receive from the prepayment of intercompany notes.

Voluntary Prepayments.    We may prepay amounts under the Term Loan or Revolving Loan at any time provided that we are required to pay a prepayment fee of 2% of the amount prepaid if payment is made prior to the first anniversary, 1.5% if the prepayment is made after the first anniversary but prior to the second anniversary and 1% if the prepayment is made after the second anniversary but prior to the third anniversary.

Guaranties.    Each of our direct or indirect wholly-owned subsidiaries jointly and severally and unconditionally guaranty payment of our obligations owed to Lenders.

Financial Covenants:

Debt to EBITDA Ratio.    As of December 31, 2015, we must maintain a Debt to EBITDA Ratio, not in excess of 3.50 to 1.00. Thereafter, we must maintain a Debt to EBITDA Ratio as of the last day of any fiscal quarter, not in excess of (a) 3.25 to 1.00 for the fiscal quarters ending December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016; (b) 2.75 to 1.00 for the fiscal quarters ending December 31, 2016, March 31, 2017, June 30, 2017 and September 30, 2017; (c) 2.50 to 1.00 for the fiscal quarters ending December 31, 2017, March 31, 2018, June 30, 2018 and September 30, 2018; and (d) 2.25 to 1.00 for the fiscal quarter ending December 31, 2018 and at the end of each fiscal quarter thereafter.

Senior Debt to EBITDA Ratio.    As of December 31, 2015, we must maintain a Senior Debt to EBITDA Ratio not in excess of 3.00 to 1.00. Thereafter, we must maintain a Senior Debt to EBITDA Ratio as of the last day of any fiscal quarter, not in excess of (a) 3.00 to 1.00 for the fiscal quarters ending December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016; (b) 2.50 to 1.00 for the fiscal quarters ending December 31, 2016, March 31, 2017, June 30, 2017 and September 30, 2017; (c) 2.25 to 1.00 for the fiscal quarters ending December 31, 2017, March 31, 2018, June 30, 2018 and September 30, 2018; and (d) 2.00 to 1.00 for the fiscal quarter ending December 31, 2018 and at the end of each fiscal quarter thereafter.

Pre-Distribution Fixed Charge Coverage Ratio.    We must maintain as of the last day of any fiscal quarter a Pre-Distribution Fixed Charge Coverage Ratio not in excess of 1.30 to 1.00.

Post-Distribution Fixed Charge Coverage Ratio.    We must maintain as of the last day of any fiscal quarter, a Post-Distribution Fixed Charge Coverage Ratio not in excess of 1.05 to 1.00.

Capital Expenditures.    We shall not make capital expenditures in excess of $5,000,000 during any fiscal year.

Collateral.    Payment and performance of our obligations under the TCB Credit Facility are secured in general by all of our and our guarantors’ assets.

Negative Covenants.    The TCB Credit Facility has restrictive covenants that, among other things, restricts our ability to:

•	Incur additional indebtedness;

•	Create or incur additional liens on our assets;

•	Engage in mergers or acquisitions;

•	Pay dividends or make any other payment or distribution in respect of our equity interests;

•	Make loans and investments;

•	Issue equity;

•	Engage in transaction with affiliates;

•	Dispose of our assets;

•	Engage in any sale and leaseback arrangements; and

•	Prepay debt.

Defaults and Remedies.    In addition to the general defaults of failure to perform our obligations under the Loan Agreement, events of default also include the occurrence of a change in control, as defined, and the loss of our Medicare or Medicaid certification, collateral casualties, entry of a uninsured judgment of $500,000 or more, failure of first liens on collateral and the termination of any of our management agreements that represent more than 10% of our management fees for the preceding 18 month period. In the event of a monetary default, all of our obligations due under the TCB Credit Facility shall become immediately due and payable. In the event of a non-monetary default, we have 10 days or in some cases three days to cure before Texas Capital Bank has the right to declare our obligations due under the TCB Credit Facility immediately due and payable.

A copy of the Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the exhibits filed herewith.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements and Businesses Acquired.

The audited financial statements of the Houston Hospital consisting of Balance Sheets for at December 31, 2015 and 2014, Statements of Operations for the years ended December 31, 2015 and 2014, Statements of Stockholders’ Equity for the years ended December 31, 2015 and 2014, and the Statements of Cash Flows for the years ended December 31, 2015 and 2014, and the related notes thereto will be provided by amendment to this Current Report within 71 days from the date hereof.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined condensed financial information of Foundation Healthcare, Inc. and the Houston Hospital as of and for the year ended December 31, 2015 will be provided by an amendment to this Current Report within 71 days from the date hereof.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated December 31, 2015, by and between Foundation Healthcare, Inc. and Texas Capital Bank, National Association.

99.1	Press Release dated January 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDATION HEALTHCARE, INC.

Date: January 6, 2016	By:	/s/ STANTON NELSON
Stanton Nelson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Credit Agreement, dated December 31, 2015, by and between Foundation Healthcare, Inc. and Texas Capital Bank National Association.

99.1	Press Release dated January 4, 2016